UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2013

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item  5.07    Submission of Matters to a Vote of Security Holders

(a-b)  Mechanical Technology, Incorporated held its Annual Meeting of Stockholders on June 12, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders:

  Elected as director Dr. Walter L. Robb to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  Ratified the selection of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year 2013;

  Approved the advisory vote on executive officer compensation; and

  Approved the advisory vote to hold advisory votes every year on the frequency of votes on executive compensation.

At the Annual Meeting, the stockholders voted as follows:

Matter	Votes For	Votes Against Withheld	Abstentions	Broker Non-Votes
1. Election of Dr. Walter L. Robb	584,808	76,192	N/A	3,195,275
2. Ratification of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year 2013	3,706,047	92,517	57,711	N/A
3. Approval of the advisory vote on executive compensation	509,154	118,806	33,028	3,195,287

Matter	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
4. Approval of the advisory vote on the frequency of votes on executive compensation	477,107	41,788	95,014	46,204	3,196,162

(d)  On June 12, 2013, following the Registrant’s Annual Meeting of Stockholders, the Board adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: June 13, 2013	By:	/s/ KEVIN G. LYNCH
	Name:	Kevin G. Lynch
	Title:	Chairman and Chief Executive Officer